Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	November 2, 2018		716-687-4225

MOOG REPORTS YEAR END RESULTS AND INITIAL GUIDANCE FOR 2019

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the fourth quarter and fiscal year ended September 29, 2018.

Fourth Quarter Highlights

•	Sales of $701 million, up 8% from a year ago;

•	Earnings per share of $1.14;

•	Adjusted earnings per share of $1.28, up 20% from a year ago;

•	Adjusted operating margins of 11.1%, up from 10.7% a year ago;

•	Tax rate of 26.7%;

•	$56 million cash flow from operating activities.

Full-Year 2018 Highlights

•	Sales of $2.71 billion, up 8% from a year ago;

•	Earnings per share of $2.68;

•	Adjusted earnings per share of $4.57, up 17% from a year ago;

•	Adjusted operating margins of 10.9%, up from 10.0% from a year ago;

•	Tax rate of 47.4%;

•	$102 million cash flow from operating activities, including $85 million of incremental pension contributions;

•	Initiation of a quarterly cash dividend program in June.

Fiscal 2019 Outlook

The Company provided its initial projections for fiscal 2019.

•	Forecast sales of $2.88 billion, up 6%;

•	Forecast earnings per share of $5.25, plus or minus $0.20, up 15% on adjusted 2018 earnings per share;

•	Forecast full year operating margins of 11.7%, up from an adjusted 10.9% a year ago;

•	Forecast cash flow from operations of $280 million;

•	Forecast tax rate of 26.0%.

Segment Results

Total Aircraft Controls segment sales in the quarter were $304 million, up 7% year over year. Military aircraft sales increased 16%, to $148 million. Military OEM sales were 15% higher, at $96 million, on increased F-35 production activity. Military aftermarket sales increased 18% driven by B-1B, F-18 and V-22 repair activity.

Commercial aircraft revenues in the quarter were unchanged, at $156 million. Sales of OEM products to Boeing were off 13%, at $60 million, mostly the result of volume reductions on legacy aircraft. Airbus OEM sales were flat. Commercial aftermarket sales increased 25%, the result of Boeing legacy repairs and Airbus A350 initial provisioning spares.

Full-year Aircraft Controls sales were $1.2 billion, up 6%. Military aircraft sales of $572 million were 10% higher than a year ago. Military OEM sales increased 13% on very strong F-35 sales. Military aftermarket sales of $190 million were 4% higher on B1-B and F-18 repair activity.

Exhibit 99.1

Commercial aircraft sales increased 3%, to $622 million. Strong aftermarket sales, up 28% to $152 million, offset lower OEM sales. Boeing OEM sales were down 6%, to $238 million, driven by softer legacy program sales. Airbus OEM was off 2%, to $152 million.

In the quarter, Space and Defense segment sales were $154 million, up 10% year over year. Space sales were 15% higher, to $53 million, attributed to NASA’s Space Launch System and Orion Crew Vehicle programs. Defense sales were 8% higher on strong sales of missile controls, security and naval applications.

Space and Defense sales for the year increased 10%, to $581 million. The results for the year were driven by most of the same factors as the quarterly results. Space sales were up 15%, to $215 million, the result of strong demand for space avionics products and increased launch vehicle activity at NASA. Defense sales were $366 million, an increase of 7% from a year ago, on funded development work and components used in a variety of markets.

Industrial Systems segment sales in the quarter were $243 million, up 8% from year ago. Sales of industrial automation products increased 15%, to $111 million, helped by the acquisition of Brno, a large motor company based in the Czech Republic. Simulation and test sales increased 5% and medical pumps and associated products were up 4%. Energy sales were mostly unchanged.

Full-year Industrial Systems sales were $935 million, 11% higher, with sales increases across all major markets. Excluding currency effects and acquisitions, organic sales accounted for about one half of the sales increase. Industrial automation sales were $431 million, up 14%, with the recent acquisitions of Rotary Transfer Systems and Brno contributing significantly. Energy sales were 13% higher on increases in exploration and power generation. Medical pumps and associated products were up 9%.

Consolidated year-end 12-month backlog was $1.5 billion, up 22% from a year ago.

“Q4 was a good finish to the year, with sales up 8% and adjusted earnings per share above the high end of our guidance,” said John Scannell, Chairman and CEO.  “Overall, fiscal 18 was a good year.  U.S. tax reform and our exit from the wind pitch control business were both drags on our results, but the underlying operations strengthened from fiscal ’17 and we had healthy margin expansion.  We’re planning to build on that performance in fiscal ’19.  We’re projecting 6% sales growth to $2.88 billion and a 15% increase in earnings per share above our adjusted fiscal ’18 results.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1

Cautionary Statement
Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance

Exhibit 99.1

on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$700,866	$649,268	$2,709,468	$2,497,524
Cost of sales	499,552	457,746	1,924,283	1,766,002
Inventory write-down - restructuring	2,471	—	12,198	—
Gross profit	198,843	191,522	772,987	731,522
Research and development	32,641	36,818	130,186	144,646
Selling, general and administrative	94,757	94,870	393,759	356,141
Interest	9,653	8,762	36,238	34,551
Restructuring	6,285	—	28,794	—
Other	128	2,325	173	14,473
Earnings before income taxes	55,379	48,747	183,837	181,711
Income taxes	14,765	10,145	87,209	41,301
Net earnings attributable to Moog and noncontrolling interest	40,614	38,602	96,628	140,410
Net earnings (loss) attributable to noncontrolling interest	54	—	121	(870)
Net earnings attributable to Moog	$40,560	$38,602	$96,507	$141,280

Net earnings per share attributable to Moog
Basic	$1.15	$1.08	$2.71	$3.94
Diluted	$1.14	$1.07	$2.68	$3.90

Dividends declared per share	$0.25	$—	$0.50	$—

Average common shares outstanding
Basic	35,341,139	35,804,845	35,661,638	35,852,448
Diluted	35,684,949	36,197,789	36,052,307	36,230,043

Exhibit 99.1

Results shown in the previous table include the impacts of the Tax Cuts and Jobs Act of 2017 and restructuring charges for the exit of wind pitch controls business. The table below adjusts the income taxes, net earnings and diluted net earnings per share attributable to Moog to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share attributable to Moog:

	Three Months Ended		Twelve Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
As Reported:
Earnings before income taxes	$55,379	$48,747	$183,837	$181,711
Income taxes	14,765	10,145	87,209	41,301
Effective income tax rate	26.7%	20.8%	47.4%	22.7%
Net earnings attributable to Moog and noncontrolling interest	40,614	38,602	96,628	140,410
Net earnings attributable to Moog	40,560	38,602	96,507	141,280
Diluted net earnings per share attributable to Moog	$1.14	$1.07	$2.68	$3.90

Non-GAAP Adjustments - Due to Restructuring - Wind pitch controls business:
Earnings before income taxes	$4,446	$—	$36,682	$—
Income taxes	790	—	6,275	—
Net earnings attributable to Moog	3,656	—	30,407	—
Diluted net earnings per share attributable to Moog	$0.10	$—	$0.84	$—

Non-GAAP Adjustments - Due to Tax Reform:
Income taxes	$(1,398)	$—	$(38,174)	$—
Net earnings attributable to Moog	1,398	—	38,174	—
Diluted net earnings per share attributable to Moog	$0.04	$—	$1.05	$—

As Adjusted:
Earnings before income taxes	$59,825	$48,747	$220,519	$181,711
Income taxes	14,157	10,145	55,310	41,301
Effective income tax rate	23.7%	20.8%	25.1%	22.7%
Net earnings attributable to Moog and noncontrolling interest	45,668	38,602	165,209	140,410
Net earnings attributable to Moog	45,614	38,602	165,088	141,280
Diluted net earnings per share attributable to Moog	$1.28	$1.07	$4.57	$3.90

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales:
Aircraft Controls	$303,927	$284,219	$1,193,505	$1,124,885
Space and Defense Controls	154,142	139,730	580,877	529,203
Industrial Systems	242,797	225,319	935,086	843,436
Net sales	$700,866	$649,268	$2,709,468	$2,497,524
Operating profit:
Aircraft Controls	$31,075	$30,644	$128,665	$114,016
	10.2%	10.8%	10.8%	10.1%
Space and Defense Controls	17,232	15,259	66,875	48,517
	11.2%	10.9%	11.5%	9.2%
Industrial Systems	24,833	23,465	62,312	87,619
	10.2%	10.4%	6.7%	10.4%
Total operating profit	73,140	69,368	257,852	250,152
	10.4%	10.7%	9.5%	10.0%
Deductions from operating profit:
Interest expense	9,653	8,762	36,238	34,551
Equity-based compensation expense	1,410	431	5,804	4,582
Corporate and other expenses, net	6,698	11,428	31,973	29,308
Earnings before income taxes	$55,379	$48,747	$183,837	$181,711
 .

Operating Profit and Margins - as adjusted

	Three Months Ended		Twelve Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Industrial Systems operating profit - as reported	$24,833	$23,465	$62,312	$87,619
Inventory write-down - restructuring	2,471	—	12,198	—
Restructuring - Wind pitch controls business	4,475	—	26,984	—
Wind product sale	(2,500)	—	(2,500)	—
Industrial Systems operating profit- as adjusted	29,279	23,465	98,994	87,619
	12.1%	10.4%	10.6%	10.4%
Total operating profit - as adjusted	$77,586	$69,368	$294,534	$250,152
	11.1%	10.7%	10.9%	10.0%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	September 29, 2018	September 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$125,584	$368,073
Receivables	793,911	727,740
Inventories	512,522	489,127
Prepaid expenses and other current assets	44,404	41,499
Total current assets	1,476,421	1,626,439
Property, plant and equipment, net	552,865	522,991
Goodwill	797,217	774,268
Intangible assets, net	95,537	108,818
Deferred income taxes	17,328	26,558
Other assets	24,680	31,518
Total assets	$2,964,048	$3,090,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$3,623	$89
Current installments of long-term debt	365	295
Accounts payable	213,982	170,878
Accrued compensation	147,765	148,406
Customer advances	151,687	159,274
Contract loss reserves	42,258	43,214
Other accrued liabilities	120,944	107,278
Total current liabilities	680,624	629,434
Long-term debt, excluding current installments	858,836	956,653
Long-term pension and retirement obligations	117,471	271,272
Deferred income taxes	46,477	13,320
Other long-term liabilities	35,654	5,609
Total liabilities	1,739,062	1,876,288
Commitment and contingencies	—	—
Shareholders’ equity
Common stock - Class A	43,785	43,704
Common stock - Class B	7,495	7,576
Additional paid-in capital	502,257	492,246
Retained earnings	1,973,514	1,847,819
Treasury shares	(738,494)	(739,157)
Stock Employee Compensation Trust	(118,449)	(89,919)
Supplemental Retirement Plan Trust	(72,941)	(12,474)
Accumulated other comprehensive loss	(372,181)	(335,491)
Total shareholders’ equity	1,224,986	1,214,304
Total liabilities and shareholders’ equity	$2,964,048	$3,090,592

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Twelve Months Ended
	September 29, 2018	September 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$96,628	$140,410
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	71,231	71,363
Amortization	17,341	18,804
Deferred income taxes	30,612	10,758
Equity-based compensation expense	5,804	4,582
Other	34,455	17,898
Changes in assets and liabilities providing (using) cash:
Receivables	(67,621)	(44,558)
Inventories	(32,451)	(5,999)
Accounts payable	39,440	25,740
Customer advances	(10,998)	(7,054)
Accrued expenses	11,466	16,901
Accrued income taxes	4,227	(4,686)
Net pension and post retirement liabilities	(123,500)	(29,029)
Other assets and liabilities	25,773	2,650
Net cash provided by operating activities	102,407	217,780
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(48,382)	(40,545)
Purchase of property, plant and equipment	(94,517)	(75,798)
Other investing transactions	18,031	6,733
Net cash (used) by investing activities	(124,868)	(109,610)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term borrowings (repayments)	3,618	(1,280)
Proceeds from revolving lines of credit	568,550	255,622
Payments on revolving lines of credit	(678,660)	(305,512)
Proceeds from long-term debt	15,000	—
Payments on long-term debt	(25,922)	(168)
Payment of dividends	(17,889)	—
Proceeds from sale of treasury stock	4,560	3,797
Purchase of outstanding shares for treasury	(8,218)	(8,643)
Proceeds from sale of stock held by SECT	4,714	867
Purchase of stock held by SECT	(30,358)	(18,685)
Purchase of stock held by SERP Trust	(55,000)	—
Other financing transactions	(1,964)	(1,656)
Net cash (used) by financing activities	(221,569)	(75,658)
Effect of exchange rate changes on cash	1,541	10,433
Increase (decrease) in cash and cash equivalents	(242,489)	42,945
Cash and cash equivalents at beginning of period	368,073	325,128
Cash and cash equivalents at end of period	$125,584	$368,073